Calculation of Filing Fee Tables
S-8
Aptevo Therapeutics Inc.

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.001 par value per share, reserved for issuance under the Third Amended and Restated 2018 Stock Incentive Plan	Other	13,888	$ 4.44	$ 61,663.00	0.0001381	$ 9.00
Total Offering Amounts:						$ 61,663.00		$ 9.00
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 9.00

Offering Note

1

a. In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (the “Registration Statement”) shall be deemed to cover any additional shares of Common Stock, $0.001 par value per share (the “Common Stock”) of Aptevo Therapeutics Inc. (the “Company”) that become issuable under the Third Amended and Restated 2018 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Common Stock, as applicable.

b. Represents 13,888 shares of Common Stock reserved for issuance under the Third Amended and Restated 2018 Stock Incentive Plan.

c. Estimated in accordance with Rules 457(c) and 457(h) of the Securities Act based upon the average of the high and low sale prices of the Common Stock as reported on the Nasdaq Stock Market on July 22, 2026.

d. The Registrant does not have any fee offsets.

Table 2: Fee Offset Claims and Sources	☑Not Applicable

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources